Exhibit 99.1

Mountain Crest Acquisition Corp. V

BALANCE SHEET

	November 16,	Pro Forma Adjustments		As Adjusted
	2021	(unaudited)		(unaudited)
ASSETS

CURRENT ASSETS
Cash	$610,839	$-		$610,839
Prepaid expenses	29,200	-		29,200
Cash held in Trust	60,000,000	9,000,000	(a)	69,000,000
		180,000	(b)
		(180,000	)(c)
Total current assets	60,640,039	9,000,000		69,640,039
TOTAL ASSETS	$60,640,039	$9,000,000		$69,640,039

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accrued offering costs	$22,873	$-		$22,873
Total current liabilities	22,873	-		22,873
Deferred underwriting fee payable	1,800,000	270,000	(d)	2,070,000
TOTAL LIABILITIES	1,822,873	270,000		2,092,873

COMMITMENTS AND CONTINGENCIES
Common stock subject to possible redemption, $0.0001 par value, 6,000,000 and 6,900,000 shares at redemption value of $10.00 per share, respectively.	60,000,000	9,000,000	(e)	69,000,000

STOCKHOLDERS' DEFICIT
Common Stock; $0.0001 par value; 30,000,000 shares authorized; 2,107,900 and 2,125,900 shares issued and outstanding (excluding 6,000,000 and 6,900,000 shares subject to possible redemption).	211	2		213
		90	(a)
		2	(b)
		(90	)(e)
Additional paid-in capital	—	(—)		—
		8,999,910	(a)
		179,998	(b)
		(180,000	)(c)
		(270,000	)(d)
		(8,729,908	)(e)
Accumulated deficit	(1,183,045)	(270,002	)(e)	(1,453,047)

Total stockholders' deficit	(1,182,834)	(270,000)		(1,452,834)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$60,640,039	$9,000,000		$69,640,039

The accompany notes are an integral part of the financial statement

NOTE 1 – CLOSING OF OVER-ALLOTMENT OPTION (UNAUDITED)

The accompanying unaudited Pro Forma Balance Sheet presents the unaudited Balance Sheet of Mountain Crest Acquisition Corp. V (the “Company”) as of November 16, 2021, adjusted for the closing of the underwriters’ over-allotment option (the “Over-allotment”) and related transactions, which occurred on November 18, 2021 as described below.

On November 16, 2021, the Company consummated its initial public offering (the “IPO”) of 6,000,000 units (the “Units”). Each Unit consists of one share of common stock the Company, par value $0.0001 per share (the “Common stock”) and one share of common stock and one right (“Public Right”). Each Public Right entitles the holder to receive one-tenth of one share of common stock at the closing of a Business Combination. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $60,000,000.

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 205,000 Private Units, at a price of $10.00 per Private Unit, for an aggregate purchase price of $2,050,000, in a private placement. The Sponsor also agreed to purchase an additional 18,000 Private Units, at a price of $10.00 per Private Unit, or $180,000 in the aggregate in connection with the underwriters’ full exercise of their over-allotment option, if applicable. Each Private Unit consists of one share of common stock (“Private Share”) and one right (“Private Right”). Each Private Right entitles the holder to receive one-tenth of one share of common stock at the closing of a Business Combination. The proceeds from the Private Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Units and all underlying securities will expire worthless.

The Company granted the underwriters a 45-day option to purchase up to 900,000 Units to cover Over-allotment, if any. As of November 18, 2021, the Underwriters had fully exercised the option and purchased 900,000 additional Units (the “Over-allotment Units”), generating gross proceeds of $9,000,000.

Upon the closing of the Over-allotment on November 18, 2021, the Company consummated a private sale of an additional 18,000 Private Placement Units at a price of $10.00 per Private Placement Unit, generating gross proceeds of $180,000. As of November 18, 2021, a total of $69,000,000 of the net proceeds from the IPO (including the Over-allotment Units) and the sale of Private Placement Units was placed in a U.S.-based trust account. As the over-allotment option was fully exercised, no portion of the Private Units are subject to forfeiture.

Unaudited Pro forma adjustments to reflect the exercise of the underwriters’ Over-allotment option described above are as follows:

	Pro-forma entries:	Debit	Credit

(a)	Cash held in trust	9,000,000
	Common Stock		90
	Additional paid-in capital		8,999,910
	To record the sale of 900,000 over-allotment Units at $10.00 per Unit on November 18, 2021

(b)	Cash held in trust	180,000
	Common Stock		2
	Additional paid-in capital		179,998
	To record the sale of 18,000 over-allotment Private Placement Units at $10.00 per Unit on November 18, 2021

(c)	Additional paid-in capital	180,000
	Cash held in trust		180,000
	To record the payment of underwriting fees arising from the sale of the over-allotment Units

(d)	Additional paid-in capital	270,000
	Deferred underwriting fee payable		270,000
	To record the payment of deferred underwriting fees arising from the sale of the over-allotment Units

(e)	Common Stock	90
	Additional paid-in capital	8,729,908
	Retained earnings	270,002
	Common stock subject to redemption		9,000,000
	To record the change in common stock subject to redemption from the sale of the over-allotment Units